Exhibit 10.53
AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT
THIS AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT, dated as of June 11, 2020, is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as ABL Agent pursuant to the ABL Credit Agreement acting for and on behalf of the ABL Credit Parties and GORDON BROTHERS FINANCE COMPANY, in its capacity as Term Agent pursuant to the Term Loan Agreement acting for and on behalf of the Term Credit Parties.
W I T N E S S E T H:
WHEREAS, ABL Agent and Term Agent have previously entered into the Intercreditor Agreement, dated as of March 14, 2018 (as amended hereby, by the Amendment No. 1 to Intercreditor Agreement, dated as of September 18, 2018, and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Intercreditor Agreement”), by and among ABL Agent and Term Agent, as acknowledged by the Loan Parties; and
WHEREAS, the parties hereto wish to make certain amendments to the Intercreditor Agreement, and by this Amendment the parties desire and intend to evidence such amendments;
NOW THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Amendments to Intercreditor Agreement.
a.Amendment to Definitions. The definition of “Maximum ABL Facility Amount” set forth in the Intercreditor Agreement is hereby amended by deleting the text “and (B) the ABL Borrowing Base” and replacing it with “and (B) the ABL Borrowing Base (provided, however, that the amount described in this clause (B) shall be reduced on a dollar-for-dollar basis by the amount of minimum Excess Availability required by Section 7.15 of the ABL Credit Agreement)”.
b.No Credit Extensions During a Financial Covenant Default. Section 3.11 is hereby amended by deleting the text “during a Financial Covenant Default Period” and replacing it with “during a Financial Covenant Default Period or that would result in a Financial Covenant Default”.
c.Modifications to ABL Documents. Section 5.2(a)(7) is hereby deleted in its entirety and replaced with the following:
(7) amend or modify the definition of “Amendment No. 5 Accommodation Period”, “Excess Availability”, “Combined Loan Cap” or any component definition thereof, or the terms of Section 7.15 of the ABL Credit Agreement;
d.Modifications to Term Documents. Section 5.2(b)(5) is hereby deleted in its entirety and replaced with the following:
(5) amend or modify the definition of “Fourth Amendment Accommodation Period”, “Excess Availability”, “Combined Loan Cap” or any

component definition thereof, or the terms of Section 7.15 of the Term Loan Agreement;
e.Interpretation. For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Intercreditor Agreement.
2.Consent to Amendments. Term Agent hereby consents to ABL Agent and the Loan Parties entering into Amendment No. 5 to Second Amended and Restated Credit Agreement and Waiver, dated as of the date hereof. ABL Agent hereby consents to Term Agent and the Loan Parties entering into the Fourth Amendment to Term Loan Agreement and Waiver, dated as of the date hereof.
3.Effect of this Amendment. Except as modified pursuant hereto, no other changes, consents or modifications to the Intercreditor Agreement are intended or implied, and in all other respects, the Intercreditor Agreement is hereby specifically ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Intercreditor Agreement, the terms of this Amendment shall control. The Intercreditor Agreement and this Amendment shall be read as one agreement.
4.Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, without regard to any principles of conflicts of laws or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.
5.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
6.Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto. Delivery of an executed counterpart of this Amendment by telefacsimile or other method of electronic transmission (including in pdf or tif format) shall have the same force and effect as delivery of an original executed counterpart of this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Intercreditor Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
in its capacity as the ABL Agent

By:	/s/ Michael Watson
	Name:	Michael Watson
	Title:	Authorized Signatory

GORDON BROTHERS FINANCE COMPANY,
in its capacity as the Term Agent

By:	/s/ David Vega
	Name:	David Vega
	Title:	Managing Director

[Signature Page to Amendment No. 2 to Intercreditor Agreement]

ACKNOWLEDGMENT
Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the foregoing Amendment No. 2 to Intercreditor Agreement, and confirms and restates the terms of the Acknowledgment to the Intercreditor Agreement made by each of the undersigned.

STEIN MART, INC.

By:	/s/ James B. Brown
Name:	James B. Brown
Title:	CFO

STEIN MART BUYING CORP.

By:	/s/ James B. Brown
Name:	James B. Brown
Title:	Director

STEIN MART HOLDING CORP.

By:	/s/ James B. Brown
Name:	James B. Brown
Title:	Director

[Signature Page to Amendment No. 2 to Intercreditor Agreement]